[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.23

Sales Agreement
This Agreement is made as of the October 15, 2021 (the “Effective Date”), by and between Panasonic Industrial Devices Sales Company of America, Division of Panasonic Corporation of North America, a corporation duly organized and existing under the laws of the State of Delaware, USA, having a registered office at Two Riverfront Plaza, 7th Floor, Newark, New Jersey 07102-5490 USA (“PIDSA”), SANYO Electric Co., Ltd., acting through its Mobility Energy Business Division, a corporation duly organized and existing under the laws of Japan, with its principal office located at 1-1 Matsushita-cho, Moriguchi City, Osaka, Japan (“SANYO”), and Canoo Technologies Inc., a corporation duly organized and existing under the laws of the state of Delaware, USA having a registered office at 1995 Mariner Ave., Torrance, California 90503 USA (“BUYER”). PIDSA and SANYO shall be referred to as collectively, “PANASONIC”. PANASONIC and BUYER shall be referred to as collectively, the “parties” and each individually, a “party”.
WITNESSETH
WHEREAS, PANASONIC is in the business of the marketing and sale of rechargeable battery cells, and desires to sell to BUYER, the Li-ion battery cells described in Exhibit A attached hereto (the “Products”); and
WHEREAS, BUYER desires to purchase the Products from PANASONIC for use in its own products as described in Exhibit A attached hereto (“Finished Products”);
NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

SECTION 1. SALE OF PRODUCTS TO BUYER
1.1Forecasts.
1.1.1    Initial Volume Commitment. Beginning in August 2022 and for the next seventeen (17) months thereafter (the “Initial Commitment Period”), PANASONIC agrees to sell to BUYER, and BUYER agrees to purchase from PANASONIC, the Initial Volume Commitment set forth in Section 2 of Exhibit D to this Agreement. The Initial Volume Commitment is subject to adjustment in accordance with the forecast and purchase requirements, including the agreed deviation bands shown in Table D-2 in Exhibit D to this Agreement.
PANASONIC has a maximum monthly production capacity of 8.5 million cells available (“Line Capacity”) for purchase by BUYER and BUYER’s demand shall not exceed the Line Capacity. PANASONIC shall have no obligation to manufacture, sell or deliver to BUYER more than 8.5 Million Products per month during the term of this Agreement.
Notwithstanding anything to the contrary in this Agreement and Exhibit D, in no event shall BUYER’s committed purchase volumes for the Initial Commitment Period fall below the Lower Band set forth in Exhibit D to this Agreement.
1.1.2     Rolling Forecast. In addition to the Initial Volume Commitment and commencing on the first week of the quarter prior to the date that BUYER starts the serial production of its electric vehicle (“SOP”), BUYER shall provide PANASONIC with [***] rolling forecast [***] during the term of this Agreement. The [***] rolling forecast will state the quantity of the Products BUYER intends to purchase from PANASONIC, and BUYER will update and re-issue the forecast in writing within [***] unless otherwise agreed by the parties.
1.1.2.1    Binding Forecast Period. The [***] of any forecast shall constitute a binding commitment for the quantities of the Products therein (“Binding Forecast Period”). BUYER shall issue a blanket Purchase Order reflecting the volume commitment to cover the Binding Forecast Period within the timeframe set forth in Section 1.2 below.
1.1.2.2    Adjustable Forecast Period. For the sake of clarity, during months [***] through [***] of any forecast shall have upside and downside flexibility for BUYER (“Adjustable Forecast Period”) within the applicable deviation amount set forth below however, at all times limited by the Line Capacity of PANASONIC. BUYER may adjust its forecast during the Adjustable Forecast Period within the deviation band below:
(i)     During months [***] through [***] of any [***] forecast BUYER may adjust its rolling forecast [***] of the initial forecasted demand.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii)    During months [***] through [***] BUYER may adjust its rolling forecast [***] of the initial forecasted demand.
(iii)     BUYER may adjust its forecast during the Adjustable Forecast Period [***] of the initial forecasted demand only if: [***]. PANASONIC shall respond to BUYER’s request within [***] of receipt of the applicable forecast.
1.1.3    During the Adjustable Forecast Period, PANASONIC may refuse to accept or may request to change BUYER’s forecasts if BUYER’s demand for Products exceeds PANASONIC’s Line Capacity. Notwithstanding the deviation band of the Adjustable Forecast Period, BUYER acknowledges and agrees that: (i) PANASONIC will use Buyer’s forecast to obtain and maintain a stock of raw materials and components (collectively, “Components”) needed to manufacture a sufficient quantity of Products to meet the demand for Products set forth in the forecast, and if BUYER reduces its forecast outside of the applicable deviation, the Adjustable Forecast Period will serve as the basis for computing BUYER’s liability to PANASONIC for Components, which shall in no event exceed the aggregate purchase price paid by PANASONIC for Components procured by PANASONIC for the Adjustable Forecast Period but not integrated into a finished good Product purchased by BUYER. BUYER shall promptly notify PANASONIC of any changes to a forecast upon becoming aware of the need for any such change.
1.2     Orders and Approved Buyers.
1.2.1 Orders. BUYER shall submit to PANASONIC, a blanket firm written purchase order (“Purchase Order”) for the Products it desires to purchase from PANASONIC no later than [***]. The purpose of the Purchase Order is to establish the agreed upon quantity and specific delivery dates of the Products. Each Purchase Order shall show the date of order, the model of the Products, unit price, quantity, aggregate purchase price, the delivery schedules, methods of shipment or packing, and other delivery information. Each Purchase Order shall be governed by, and subject to, the terms of this Agreement. As set forth in Section 7.1 of this Agreement, if any terms and conditions referenced in, or attached to, a Purchase Order conflict with the terms of this Agreement, the terms of this Agreement shall control except to the extent that Panasonic countersigns or accepts in writing any Purchase Order with new or differing terms. Any such countersignature (including e-signature) or written acceptance by PANASONIC shall not be valid unless it is provided by a duly authorized PANASONIC representative.
    1.2.2     Approved Buyers. BUYER shall nominate a third party manufacturer to assemble the Finished Product(s) (“Nominated Manufacturer”). BUYER will notify PANASONIC of its Nominated Manufacturer and in the event that any Nominated Manufacturer will purchase the Products from PANASONIC on behalf of BUYER that Nominated Manufacturer will be subject to PANASONIC’S standard review process for prospective customers. [***].
1.2.2.1    Approved Buyer Credit Terms. Any Nominated Manufacturer may be approved by PANASONIC as a buyer under the same terms and conditions of this Agreement (“Approved Buyers”). Approved Buyers may purchase the Products under the terms and conditions of this Agreement, provided however, that each Approved Buyer’s credit limit and/or payment terms are subject to change if its financial condition declines or it fails to make timely payments in full.
Notwithstanding its right to change an Approved Buyer’s credit limit or payment terms, PANASONIC also retains the right to review the status of each Approved Buyer and may revoke its approval of the Nominated Manufacturer to act as an Approved Buyer due to reasonable concerns, including but not limited to: the Approved Buyer’s credit status, solvency, or delinquent payment history; or quality or safety concerns related to Approved Buyer’s performance of its obligations as manufacturer of Finished Products. Before PANASONIC revokes a Nominated Manufacturer’s status as an Approved Buyer, it agrees to have a good faith discussion with BUYER to determine if commercially reasonable countermeasures may be implemented to resolve PANASONIC’s concerns underlying its desire to revoke the Approved Buyer’s status. If the parties are unable to devise a mutually agreeable resolution promptly, PANASONIC may revoke the Nominated Manufacturer’s status as an Approved Buyer without liability to the Approved Buyer or BUYER. In such case, PANASONIC will provide BUYER with a revocation notice. In the event that the Nominated Manufacturer is not approved as an Approved Buyer by PANASONIC, the parties agree that BUYER shall purchase the Panasonic Cells and place them on consignment at its Nominated Manufacturer for inclusion in the Finished Products.
1.2.2.2    If the Approved Buyers purchase the Products, BUYER shall impose BUYER’s obligations under this Agreement on the Approved Buyers and cause them to comply with

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

such obligations. Any breach of such obligations by an Approved Buyer shall be deemed to be a breach by BUYER, and BUYER shall be jointly and severally liable with each Approved Buyer. In the context of transactions between an Approved Buyer and PANASONIC, “BUYER” in this Agreement shall read as the “Approved Buyer”. For avoidance of doubt, the Approved Buyers’ Products purchases shall be applied to the quantity of Products purchased by BUYER.
1.3     Acceptance of Purchase Order. BUYER shall issue Purchase Orders for the Binding Forecast Period containing the exact quantities set forth in BUYER’s forecast for the Binding Forecast Period which shall be binding on PANASONIC when issued by BUYER. No other Purchase Order shall bind PANASONIC without PANASONIC’s written acceptance　(including acceptance by e-mail) thereof; provided that the acceptance shall not be unreasonably withheld or delayed. PANASONIC shall make [***] efforts to (a) fill Purchase Orders it receives from BUYER and (b) meet the requested delivery dates. If PANASONIC is unable to completely fill all Purchase Orders received from BUYER, it may allocate the Products it has available in such manner as PANASONIC may determine to be appropriate in its sole discretion. [***].
1.4     Changes in Orders. Except as otherwise set forth in this Agreement, in no event shall BUYER be entitled to alter, revise, change or cancel any Purchase Order, in whole or in part, without the written consent of PANASONIC. In the event of such alteration, revision, change or cancellation of a Purchase Order, BUYER shall compensate PANASONIC for the losses, damages, costs and expenses incurred as a result of such alteration, revision, change or cancellation of a Purchase Order, and the parties shall negotiate an equitable adjustment to the agreed price for the affected Products.
1.5         Discontinuance or Change of Design.
1.5.1    PANASONIC reserves the right to discontinue the sale of any model of the Products or to improve or change the design of any model or item thereof by providing as much notice as reasonably possible, but in no event less than [***] prior written notice to BUYER (“EOL Notice”). PANASONIC shall not incur any liability for any such change, nor shall it be obliged to alter, change, improve or repurchase the Products previously sold or delivered to BUYER.
1.5.2    In the case of discontinuance of the Products, or a specific model of the Products, PANASONIC will notify BUYER of the final date that PANASONIC is able to accept purchase order so that PANASONIC may arrange manufacturing of the Products. BUYER agrees that such final order date will be scheduled by PANASONIC within [***] after EOL Notice. By such final order date, BUYER may elect to place a single and final order for the Products to PANASONIC (“Last Time Buy”). After the Last Time Buy, BUYER’s exclusive remedy with respect to any non-conforming Products purchased by the Last Time Buy shall be a refund of the purchase price paid by BUYER for such non-conforming Products.
1.6     Change of Production Sites and Specifications.
1.6.1    PANASONIC reserves the right, in its sole discretion, to change the production site or production lines of the Products, considering the non-customized nature of the Products, so long as it provides sufficient advance notice to BUYER in the event that such change of production site impacts PANASONIC’s ability to meet the forecasts provided by BUYER or the quality of Products.
1.6.2    PANASONIC also reserves the right, in its sole discretion, to modify the specifications in part or change the Products to an upgraded alternative model of the Products provided such modification results in the Products having materially the same or improved functionality and output agreed upon by the parties in the original specifications. In the event of such case, PANASONIC shall provide reasonable advance notice of no less than [***] to BUYER of the “4M changes” (Man, Machine, Material and Method), and BUYER shall evaluate such change of the specifications or the upgraded alternative model, and determine whether or not to adopt such changes. PANASONIC shall provide reasonable cooperation, including sufficient Samples (price and delivery schedule to be determined at that time), to help BUYER re-validate the Products with the revised specifications. In the event BUYER does not adopt such changes, the parties shall promptly meet and confer to agree upon a reasonable transition of supply plan. For purpose of this Agreement, “Samples” means Products which are not authorized by PANASONIC for incorporation in Finished Products intended for use in BUYER’s electric vehicles made available for sale.
1.6.3    [***].
1.7     Traceability. For the purpose of analyzing the causes of serious incidents or product liability cases, BUYER shall maintain a traceability system, as set forth in the LWIA.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SECTION 2. SHIPMENTS
2.1    Delivery of Products. The delivery terms of the Products sold to BUYER shall be the terms and conditions described on Exhibit B attached hereto, unless otherwise agreed by the parties in writing. In the absence of such instructions, PANASONIC will, in its sole discretion, select the most reasonable, cost effective and direct transport route. Unless expressly agreed by the parties in writing, all shipments or delivery dates are non-binding approximate dates provided PANASONIC shall engage in commercially reasonable efforts to meet the timetables agreed upon by the parties in the forecasts and Purchase Orders.
2.2     Customs Duties.     [***].
2.3    Incoming Inspection. All Products inspections and returns shall be handled in accordance with the terms set forth in the Limited Warranty and Indemnification Agreement the parties executed concurrently with this Agreement and effective on the Effective Date (the “LWIA”). The LWIA is hereby incorporated by reference and made a part of this Agreement.
2.4    Title.     Title to the Products shall pass from PANASONIC to BUYER [***], unless otherwise agreed by the parties in writing. [***].

SECTION 3. PRICE AND TERMS OF PAYMENT
3.1    Prices. In exchange for the Products, BUYER shall pay PANASONIC in accordance with the pricing set forth in Exhibit D hereto. Prices are based on BUYER’s minimum annual volume Products purchase commitment, and PANASONIC reserves the right to adjust the Products purchase prices in the event BUYER’s forecasted purchase volume results in a shortfall below BUYER’s purchase commitment. [***]. PANASONIC will, upon BUYER’s request, provide BUYER with supporting documentation indicating the cause for increase in price of Products – such documentation shall be selected at PANASONIC’s sole discretion.
3.2    Payment.     Payment for Products sold to BUYER under this Agreement shall be made [***] unless otherwise approved by [***]. The parties may discuss in good faith [***]. [***].
Late payments for the outstanding balances shall accrue interest at the lesser of eighteen percent [***] or the maximum rate allowed by the applicable law. Any taxes, fees, or other charges that apply to the sale of the Products pursuant to this Agreement shall be paid by BUYER including, but not limited to, any applicable sales tax or recycling fees. In the case of any late payments, until PANASONIC confirms the receipt of such late payments, PANASONIC may, in its own discretion, cancel or cease shipping the Products (including, but not limited to, the Samples) to BUYER, including those referenced in BUYERS Purchase Orders that PANASONIC has accepted, but has not yet shipped, without any liability to BUYER.
3.3     Change of Payment. PANASONIC reserves the right to place all sales [***] with prior notice to BUYER, if in its judgment, PANASONIC determines BUYER is not creditworthy or is otherwise not financially secure because of an adverse change in BUYER’s financial status, including, but not limited to, BUYER’s poor payment history, delinquent balances, or BUYER’s non-responsiveness to PANASONIC. PANASONIC shall have the right, in its sole discretion, to cancel or suspend delivery or shipment of the Products (including, but not limited to, the Samples) to BUYER in the event BUYER fails to make any payment to PANASONIC when due.

SECTION 4. INDEMNIFICATION AND WARRANTIES
4.1     Indemnification. The parties’ indemnification obligations for the Products shall be as set forth in the LWIA.
4.2     Warranty. The warranties shall be governed exclusively by the LWIA. For avoidance of doubt, the warranties provided in the LWIA are the only warranties made by PANASONIC to BUYER with respect to the Products and, except as otherwise set forth in this Agreement or the LWIA, are in lieu of all obligations or liabilities on the part of PANASONIC for damages, including but not limited to, consequential damages, arising out of or in connection with the sale, use or performance of the Products. PANASONIC DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED WITH REGARD TO THE PRODUCTS SOLD PURSUANT TO THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SECTION 5. LIMITATION OF LIABILITY.
IN NO EVENT SHALL PANASONIC’S AGGREGATE CUMULATIVE LIABILITY TO BUYER FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT DURING A YEAR EXCEED [***]. EXCEPT TO THE EXTENT ARISING FROM A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 7.2 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY [***]. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 5 REFLECTS AN ALLOCATON OF RISK SET FORTH IN THIS AGREEMENT AND THAT, IN THE ABSENCE OF SUCH LIMITATIONS, THE TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.
SECTION 6. TERM AND TERMINATION
6.1    Term of Agreement. This Agreement, unless earlier terminated as provided in this Agreement, shall become effective as of the Effective Date and shall continue to be effective until December 31, 2026 (“Initial Term”). This Agreement may be renewed for successive one (1) year terms (each, a Renewal Term) by mutual written agreement of the parties hereto, executed not less than one hundred and eighty (180) days prior to the expiration of the Initial Term or any Renewal Term, as applicable.
6.2     Termination of Agreement.
6.2.1     This Agreement may be terminated by either party without cause, upon one hundred twenty (120) days prior written notice to the other party. In the case of termination due to this Section 6.2.1, the parties shall comply with discontinuance procedures set forth in Section 1.5 before and after termination of this Agreement, if applicable. In the event that PANASONIC terminates for convenience within the first thirty-six (36) months of this Agreement, PANASONIC shall refund a prorated payment of the Capacity Payment made in Section 3 of Exhibit D based on the Initial Term of this Agreement.
6.2.2    This Agreement and/or Purchase Orders issued hereunder may be terminated immediately upon written notice at any time by either party upon the occurrence of any of the following acts or events:
6.2.2.1    the failure to cure the breach of such other party of any of its material obligations under this Agreement within thirty (30) days after receipt of the notice given by non-defaulting party to cure (for the avoidance of doubt, the failure by BUYER to pay the prices for the Products on the due date constitutes the breach of the material obligations hereunder);
6.2.2.2    the insolvency of or filing of a voluntary petition in bankruptcy by such other party, the filing of petition to have such other party declared bankrupt, the appointment of receiver or trustee for such other party, or the execution by such other party of an assignment for the benefit of creditors;
6.2.2.3    Change of Control of BUYER, subject to the terms of Section 7.7 of this Agreement; or
6.2.2.4    either party ceases to carry on business or any substantial part of the business of such other party and change of the nature or scope of such other party’s business, any cancellation of the license necessary for operation of such other party by any government or public authority, or any disposure of or expropriation by any governmental or other authority of all or any substantial part of such other party’s business or assets.
6.3     Effect of Termination.
6.3.1    Upon termination for reasons other than those circumstances cited in Section 6.2.2 above, PANASONIC may proceed with scheduled shipment of all Purchase Orders received from BUYER that remain unshipped on PANASONIC’s accumulated unfilled orders placed before termination. BUYER shall accept all scheduled shipments and make payment on such Purchase Orders in accordance with this Agreement.
6.3.2    PANASONIC may immediately suspend or cancel all scheduled shipments to BUYER, and all of its obligations to BUYER under this Agreement shall cease in the event of a termination of this Agreement due to any of the circumstances cited in Section 6.2.2 above.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.3.3    If BUYER has not paid all amounts for all Products by the due date, PANASONIC may, at its sole option, cancel all unshipped orders received from BUYER for the Products and sell to third parties all Products recovered from BUYER.
6.3.4    In the event of cases Sections 6.3.2 and 6.3.3 set forth above, and subject to PANASONIC’s obligation to engage in commercially reasonable efforts to repurpose the Products and Components for another customer within thirty (30) days of the termination date, upon the reasonable advance notice of PANASONIC, BUYER shall be liable for any direct, reasonable and documented costs actually incurred by PANASONIC pertaining to all remaining unsalable Components and Products, including, but not limited to, costs for the Products in the Purchase Order, costs related to the manufacture, storage and shipment of the Components and Products. Nothing contained herein shall preclude PANASONIC from claiming further damages or losses it may have under this Agreement.
6.4     Survival. Notwithstanding the expiration or termination of this Agreement, Sections 1.6.3, 1.7, 2, 3, 4, 5, 6 and 7 of this Agreement shall survive.

SECTION 7. GENERAL PROVISIONS
7.1     Entire Agreement. Except with respect to the NDA or the LWIA executed by the parties prior to or concurrently with this Agreement, this Agreement evidences the entire agreement of the parties and supersedes and cancels all previous discussions, agreements and understandings with respect to the subject matter between the parties, written, oral or implied. In the event of any conflict between this Agreement and any Purchase Order or any terms and conditions referenced in, or attached to such Purchase Order, the terms of this Agreement shall prevail. Notwithstanding the above, in case of any conflict between this Agreement and the LWIA or the NDA, the LWIA shall prevail and govern with respect to warranty and liability claims and the NDA shall prevail and govern with respect to any confidentiality obligations except as otherwise set forth in Section 7.2 below. For the sake of clarification, the terms and conditions of the LWIA and the NDA are in addition to those of this Agreement, and in the event the LWIA or NDA does not set forth the terms and conditions of this Agreement, such terms and conditions hereof shall apply. For the avoidance of doubt, in no event shall (i) SANYO be liable against BUYER for any loss or damages arising out of any breach of this Agreement by PIDSA and (ii) PIDSA be liable against BUYER for any loss or damages arising out of any breach of this Agreement by SANYO.
7.2     Confidentiality. The exchange of confidential information between the parties will be governed by a separate confidentiality agreement entered into between PIDSA and BUYER, which became effective on January 23, 2018 (“NDA.”) The terms of that confidentiality agreement are hereby incorporated into and made a part of this Agreement. The terms of that confidentiality agreement will remain in effect with respect to this Agreement for the duration of this Agreement, regardless of any expiration or termination of the confidentiality agreement itself, and the obligations of the NDA shall survive the expiration or termination of this Agreement or the LWIA, for any reason, for a period of three (3) years, in other words, each party shall protect the other party’s Confidential Information during the term of this Agreement and three (3) years thereafter.
7.3     Compliance with Laws, Export Control.
7.3.1    Each party hereto agrees that it shall obtain any permits required and fully comply with all applicable laws and regulations in performing its obligations under this Agreement, including without limitation, all applicable competition, employment, tax, export control and environmental laws and regulations of the USA and any other applicable country. Without limiting the generality of the foregoing, each party shall: (i) comply fully with all applicable data protection, privacy, and similar laws and regulations of the United States of America, the European Union, and other countries; and (ii) comply fully with all applicable export laws and regulations of the United States of America, the European Union, and other countries, including, but not limited to, the International Traffic in Arms Regulations (“ITAR”), the Export Administration Regulations (“EAR”), and the regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “U.S. export and import control laws and regulations”). Upon BUYER’s request, PANASONIC shall promptly notify BUYER whether the Product provided hereunder is subject to U.S. export and import control laws and regulations or not.
7.3.2    BUYER shall not sell or provide the Products or its Finished Products to a third party or parties who BUYER knows (or there is a sufficient reason to suspect) might use such Products or Finished Products in such weapons, or might directly or indirectly use such Products or Finished Products in the development, production, or handling of conventional weapons or weapons of

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

mass destruction, including but not limited to, nuclear, chemical, or biological weapons and missiles.
7.3.3    BUYER shall not use the Products or its Finished Products in any conventional weapons or weapons of mass destruction, including but not limited to, nuclear, chemical, or biological weapons and missiles. If PANASONIC knows or has sufficient reason to suspect that BUYER uses or intends to use the Products in such weapons, PANASONIC may, in its sole discretion, cease shipping the Products to BUYER without any liability to BUYER.
7.3.4     Government End User Rights. To the extent BUYER is purchasing any Products or service by or on behalf of a government customer, BUYER agrees that all software, software documentation and/or technical data included in or provided together with Products or services are commercial items, as defined in 48 C.F.R. § 2.101 and any similar provisions in the applicable jurisdiction; and constitute commercial computer software and commercial computer software documentation, as defined in 48 C.F.R. § 252.227-7014(a)(1) and as used in 48 C.F.R. §§ 12.212 and 227.7202 (or similar provisions in the applicable jurisdiction); or constitute commercial “technical data,” as defined in 48 C.F.R. § 252.227-7013(a)(15) and as used in 48 C.F.R. §§ 12.211, 227.7102-1, 227.7102-2, and 252.227-7015 (or similar provisions in the applicable jurisdiction). BUYER further acknowledges and agrees that all software, software documentation, and/or technical data included in or provided together with the Products or services was developed entirely at private expense and that no part of the Products was first produced in the performance of a contract with any government customer. If BUYER purchases Products or services under this Agreement, the commercial computer software, commercial computer software documentation, and/or commercial technical data is provided for use with only those rights as are granted to all end users pursuant to the terms and conditions of this Agreement, consistent with 48 C.F.R. §§ 12.211, 12.212, 227.7102-2, 227.7202-1, and 227.7202-3, and/or 252.227-7015, as applicable, and their substantial equivalents.
7.4     Anti-corruption.    Each party is aware of the importance of anti-corruption measures. Each party shall comply with all relevant anti-corruption laws and regulations, including all applicable local or federal laws. For clarity, corruption within the meaning of this provision includes, but is not limited to active and passive bribery and requesting, accepting or granting undue advantages with the aim of obtaining business improperly or to gain an improper advantage or any other conduct prohibited by the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and the anti-corruption laws, regulations and policies of the United States.
7.5     Relationships.
7.5.1    The parties are independent contractors. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment, franchise or agency relationship between PANASONIC and BUYER. No party has any express or implied right or authority to assume or create any obligations on behalf of any other or to bind any other to any contract, agreement, or undertaking with any third party.
7.5.2    Unless otherwise expressly provided, no provision of this Agreement is intended or shall be construed to confer upon or give to any person or entity other than the parties to this Agreement any rights, remedies or other benefits under or by reason of this Agreement.
7.6     Force Majeure. Upon notice to BUYER, PANASONIC shall not be liable for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control (a “Force Majeure Event”). The occurrence of a Force Majeure Event shall not constitute a breach hereunder and shall not reduce or eliminate the full amount of Products purchased or to be purchased by BUYER hereunder. PANASONIC shall be presumed to have established the occurrence of a Force Majeure Event in the case of the occurrence of one or more of the following impediments: (a) war (whether declared or not), armed conflict or the serious threat of the same (including, but not limited to, hostile attack, blockade, military embargo), hostilities, invasion, act of a foreign enemy, extensive military mobilization, civil war, riot, rebellion) act of terrorism, sabotage or piracy; (c) plague, epidemic, pandemic, outbreaks of infectious disease or any other public health crisis, including quarantine or other employee restrictions; (d) act of authority whether lawful or unlawful, compliance with any law or governmental order, rule, regulation or direction, curfew restriction, expropriation, compulsory acquisition, seizure of works, requisition, nationalization; (e) act of God or natural disaster such as, but not limited to, violent storm, cyclone, typhoon, hurricane, tornado, blizzard, earthquake, volcanic activity, landslide, tidal wave, tsunami, flood, damage or destruction by lightning, or drought; (f) explosion, fire, destruction of machines, equipment, factories and of any kind of installation, or prolonged break-down of transport, telecommunication or electric current; and (g) shortage or inability to obtain critical material or supplies to the extent not subject to the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

reasonable control of PANASONIC. The foregoing impediments shall not be intended to be an exhaustive list of impediments which would constitute a Force Majeure Event. Delivery dates shall be extended for a period equal to the time lost by reason of any such Force Majeure Event. The foregoing provision shall not apply to the payment by BUYER of the purchase price for the Products already delivered and accepted by BUYER.
7.7     Assignment. Neither party may assign this Agreement or any of the rights and duties under this Agreement, without the other party’s prior written consent. Notwithstanding the foregoing, a party may, without the other party’s consent, assign this Agreement and any of its rights and obligations hereunder in whole or in party to a third party in connection with a Change of Control, provided however that assigning party shall notify the non-assigning party at least ninety (90) days before such completion of any such Change of Control, and if, at any time after receipt of such notice, the non-assigning party determines in its sole discretion that the third party assignee is its competitor or an Affiliate of its competitor, then the non-assigning party shall have the right to (i) require the assigning party, including the assignee, to adopt reasonable procedures to be agreed in writing with the non-assigning party to prevent the disclosure of all Confidential Information of the non-assigning party and its Affiliates to the assignee; or (ii) terminate this Agreement in its entirety as set forth in Section 6.2 of this Agreement. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. Any attempted assignment not in accordance with Section shall be void. Subject to the foregoing, any permitted assignment of this Agreement shall inure to the benefit of the parties’ successors and assigns. For purposes of this Section 7.7, “Change of Control” means: in one or a series of related transactions (i) the sale of all or substantially all of such party’s assets or business related to the subject matter of this Agreement to a third party(ies), (ii) the acquisition of all or a majority of the outstanding shares of such party by a third party(ies), or (iii) the merger of such party with a third party in which such party is not a surviving entity.
7.8     Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to its choice of law rules. The parties explicitly exclude the applicability to this Agreement and to any Purchase Order made pursuant to this Agreement, the United Nations Convention on the Contracts for the International Sale of Goods. In the event any provision hereof is held by a court of competent jurisdiction to be invalid or unenforceable or to violate any applicable law shall be deemed null and void to the extent thereof, without affecting the balance of this Agreement.
Any civil action that arises out of this Agreement will be brought in the United States District Court for the Southern District of New York or if that court lacks subject-matter jurisdiction, then in the state courts of New York County, New York. With respect to these courts, the parties hereby consent to the personal jurisdiction and venue and waive any objection or exception they may have to personal jurisdiction or to the convenience of the forum. Any civil action arising out of this Agreement must be heard and tried only by the presiding judge of the court, and the parties hereby waive any right to jury trial they may have under law.
7.9     Dispute Resolution. In the event any dispute, difference or controversy arises between the parties, out of or in relation to or in connection with the provisions of this Agreement, the parties shall thoroughly explore all possibilities for an amicable resolution. In case an amicable resolution is not reached within a reasonable period, not to exceed thirty (30) days from the date the parties begin discussion of an amicable resolution, either party, by written notice to the other party, initiate non-binding mediation. After transmission of the notice, the parties shall reasonably cooperate in scheduling the mediation at a mutually-agreed site in New York, New York as soon as it is reasonably practicable for both parties. The parties will choose the mediator from a list of qualified mediators in New York, New York office of the JAMS mediation service. Each party will pay one-half of the expenses of the mediation. No mediation may commence until the completion of the foregoing discussion for an amicable resolution. If the parties are unable to resolve the dispute by mediation, a party may file a civil action. In any civil action arising out of this Agreement, the parties will reasonably consider availing themselves of any expedited docket or expedited procedures the court may have available. No party may initiate a civil action arising out of this Agreement without first completing the informal discussion and mediation processes provided above in this Section 7.9, unless the other party has failed or refused to participate in either process or has failed or refused to follow one or more of the requirements mentioned above in this Section.
7.10     Language. This Agreement is executed and interpreted in the English language only. No translation of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either of the parties.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.11     Amendment and Waiver. Failure by either party to enforce or take advantage of any provision of this Agreement shall not constitute a waiver of the right subsequently to enforce or take advantage of such provision. Except as otherwise expressly provided in this Agreement, this Agreement including the Exhibits attached hereto, or any of the terms and provisions may not be changed, amended, or waived, in any way whatsoever, except by a written agreement executed by the parties. Upon mutual agreement by PANASONIC and BUYER, the Exhibits attached hereto may be amended and revised by the authorized signatories of both parties, from time to time or periodically; and it can be replaced or re-attached to this Agreement; and become the updated Exhibit of the Agreement thereafter. However, save and except the updated Exhibit, if any, ALL other terms and conditions herein remained unchanged and effective until termination of the Agreement.
7.12     Miscellaneous.
7.12.1    The headings in this Agreement are for convenience of reference only and are not intended to be part of or to affect the meaning, construction or interpretation of this Agreement.
7.12.2     Each party to this Agreement has been represented by its own counsel. In the event of a dispute, no provision of this Agreement shall be construed in favor of one party and against the other by reason of the draftsmanship of the Agreement.
7.12.3    If any provision of this Agreement, or any part of it, is held invalid, void or voidable, the invalidity will not affect other provisions or parts that may be given effect without the invalid provision or part. To this extent, the provisions and parts of this Agreement are severable.
7.12.4    All notices shall be in writing and addressed to the parties at the addresses set forth in the preamble to this Agreement above. All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if the party giving the Notice has complied with the requirements of this Section.

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Panasonic Industrial Devices        Canoo Technologies Inc.
Sales Company of America,
Division of Panasonic
Corporation of North America

By_/s/ Minoru Kondo______         By_/s/ Alex Acket _________________

Name_ Minoru Kondo_____         Name_Alex Acket_________________
(Print)                    (Print)

Title_VP, RBG. ED_____　　        Title__VP Purchasing & Supply Chain_

Date_October 19, 2021_　　        Date_October 15, 2021____

SANYO Electric Co., Ltd.

By_/s/ Hiroki Saito________
Name_ Hiroki Saito_______
(Print)

Title_Executive, Japan Operation_
Date_October 19, 2021_________

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit A
Products and Finished Products

(1) Products
[***]
(2) Finished Products
BUYER’s Battery Modules (as the term is defined in the LWIA applicable to this Agreement) used in Canoo-Developed Electric Vehicles

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit B
Delivery Terms

Products shall be delivered according to the following [***]:
[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit C

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit D
Pricing

1.Baseline Pricing. The [***] Cell Baseline Price for Products are listed in Table D-1 below (the “Baseline Price”). The parties agree that the Baseline Price shall be adjusted in accordance with [***].

Table D-1 - [***] Cell Baseline Price
Annual Purchased Volume*	[***]	[***]	[***]
Baseline Price	[***]	[***]	[***]
*Annual volume will be measured each CY.
2.BUYER will order and purchase the volume of Products described in Table D-2 below (the “Initial Volume Commitment”), subject to adjustment as permitted in the Agreement, not to exceed PANASONIC’s production line capacity of 8.5 Million [***] Cells per month (the “Line Capacity”).

Table D-2 – [***] Initial Volume Commitments
[***]
3.In consideration of PANASONIC’s expansion of supply to meet BUYER’s Initial Volume Commitment described in Table D-2 above, BUYER will make a non-refundable payment of Thirty Million Dollars (US$30,000,000.00) (“Capacity Payment”) to PANASONIC. For avoidance of doubt, pursuant to Section 6.2.1 of this Agreement, the Capacity Payment may be refundable by PANASONIC on a prorated basis if PANASONIC terminates this Agreement for convenience. On or before October 15, 2021, BUYER will issue a purchase order in the amount of Thirty Million Dollars (US$30,000,000.00) (“Initial Purchase Order”), which shall be paid according to the following payment schedule: Ten Million Dollars (US$10,000,000.00) payable in November 2021, Five Million Dollars (US$5,000,000.00) payable in December 2021, Five Million Dollars (US$5,000,000.00) payable in January 2022, Five Million Dollars (US$5,000,000.00) payable in February 2022, and Five Million Dollars (US$5,000,000.00) payable in March 2022. For the purpose of clarity, all production facilities used to manufacture the Products shall remain PANASONIC’s exclusive property, and PANASONIC may use such production facilities without any restrictions, provided, however that PANASONIC will observe its sale obligations as set forth in this Agreement. In the event PANASONIC secures alternative purchaser(s) for “Surplus Cells” at a price [***], PANASONIC will apply a credit to future Product purchases made by BUYER in the amount of [***] sold to alternative purchaser(s). “Surplus Cells” is defined as the difference between the “Line Capacity” and the “Upper Band” Products quantity. PANASONIC has no obligation to produce Products beyond BUYER’s purchases or secure alternative purchasers for Surplus Cells.